UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DOMINION ENERGY, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
DOMINION ENERGY, INC.
2023 Annual Meeting
May 10, 2023 9:30 AM ET
Vote by May 9, 2023 11:59 PM ET. For shares held in an employee savings plan, vote by May 7, 2023 11:59 PM ET.

DOMINION ENERGY, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

V02622-P87417

You invested in DOMINION ENERGY, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the 2023 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 10, 2023.

Get informed before you vote

View the Notice of Annual Meeting, 2023 Proxy Statement, 2022 Summary Annual Report and 2022 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com/dominion, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visitwww.ProxyVote.com/dominion
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 10, 2023 9:30 a.m. ET Virtually at: www.virtualshareholdermeeting.com/D2023

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com/dominion

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors. The nominees are:

1A.	James A. Bennett	For
1B.	Robert M. Blue	For
1C.	D. Maybank Hagood	For
1D.	Ronald W. Jibson	For
1E.	Mark J. Kington	For
1F.	Kristin G. Lovejoy	For
1G.	Joseph M. Rigby	For
1H.	Pamela J. Royal, M.D.	For
1I.	Robert H. Spilman, Jr.	For
1J.	Susan N. Story	For
1K.	Michael E. Szymanczyk	For
2.	Advisory Vote on Approval of Executive Compensation (Say on Pay)	For
3.	Advisory Vote on the Frequency of Say on Pay Votes	Year
4.	Ratification of Appointment of Independent Auditor	For
5.	Management’s Proposal to Amend Article IV of the Bylaws to Make Certain Changes to the Information Required to be Provided by a Shareholder Requesting a Special Meeting	For
6.	Management’s Proposal to Amend Article XI of the Bylaws to Make Certain Changes to the Advance Notice Provisions for Director Nominations	For
7.	Shareholder Proposal Regarding a Policy to Require an Independent Chair	Against

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V02623-P87417